UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

As reported on a Current Report on Form 8-K filed by Apricus Biosciences, Inc. (the “Company”) on November 13, 2012, on November 7, 2012, NexMed (U.S.A.) Inc., a wholly owned subsidiary of the Company, entered into a Real Estate Purchase Agreement with Maujer, LLC (the “Purchase Agreement”), whereby the Company agreed to sell to Maujer real estate located at 89 Twin Rivers Drive and 113 Milford Road, East Windsor, NJ (the “Property”) and Maujer agreed to purchase the Property for $4.25 million. The description of the Purchase Agreement in the Form 8-K filed on November 13, 2012 is incorporated herein by reference.

On December 10, 2012, the Company received from Maujer notice of termination of the Purchase Agreement pursuant to Section 33 thereof, which granted Maujer a 30 day due diligence period. The termination was effective immediately. In accordance with Section 33 of the Purchase Agreement, the Company will return to Maujer the refundable deposit of $425,000. The Property remains for sale and the Company recently extended the mortgage due date on the Property to December 31, 2014, as disclosed by the Company on a Current Report on Form 8-K filed on December 10, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: December 11, 2012	By:	/s/ Randy Berholtz
Name: Randy Berholtz
Title: Executive Vice President, General Counsel and Secretary

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